UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 25, 2019

BUNGE LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State of Incorporation)

001-16625	98-0231912
(Commission File Number)	(IRS Employer Identification Number)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, the Company announced that it appointed Gregory A. Heckman as the Company’s Chief Executive Officer, effective as of April 25, 2019.

Mr. Heckman has served on the Company’s Board of Directors (the “Board”) since October 2018 and as Acting Chief Executive Officer since January 22, 2019. He is the founding partner of Flatwater Partners, a private investment firm, and has over 30 years of experience in the agriculture, energy and food processing industries. He served as chief executive officer of The Gavilon Group from 2008 to 2015. Prior to Gavilon, he served as chief operating officer of ConAgra Foods Commercial Products and president and chief operating officer of ConAgra Trade Group.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Heckman have entered into an employment agreement dated April 25, 2019. The term of Mr. Heckman’s employment under the agreement will commence on April 25, 2019 and end on April 25, 2022; provided, that the term will be extended for additional one-year periods unless either party provides written notice not to extend within 90 days prior to the expiration date. The agreement provides for the following compensation arrangements:

(i)	Initial base salary of $1,200,000 per year;

(ii)
target annual bonus for 2019 under the Company’s annual incentive program of 160% of base salary, prorated for 2019, with a maximum payout of 240% of the target opportunity, payable at the discretion of the Compensation Committee of the Board and subject to the achievement of the applicable performance goals and objectives;

(iii)
an initial long-term incentive award with a fair market value of $10,000,000 under the Company’s equity incentive program, consisting of an equal value of performance-based restricted stock units and stock options;

(iv)
an additional one-time award of common shares of the Company with a fair market value of $2,000,000 as soon as practicable following Mr. Heckman’s purchase of $2,000,000 in common shares of the Company on or before September 13, 2019. If Mr. Heckman resigns his employment other than for Good Reason or the Company terminates his employment for Cause (each such term as defined in the agreement) prior to April 25, 2021, Mr. Heckman must repay the Company $2,000,000 (net of any applicable withholding taxes and other authorized deductions). These shares are also subject to certain other restrictions on transfer by Mr. Heckman as provided in the agreement;

(v)
a one-time signing bonus of $1,000,000; provided, that if Mr. Heckman resigns his employment other than for Good Reason or the Company terminates his employment for Cause prior to April 25, 2021, he will repay the signing bonus to the Company; and

(vi)	reimbursement of relocation expenses up to $50,000 and legal fees up to $30,000 in connection with his negotiation and entry into the agreement.

Mr. Heckman will also participate in the Company’s employee benefit and retirement programs for similarly situated senior executives, as further described in the Company’s 2019 Proxy Statement

If Mr. Heckman is terminated without Cause (including as a consequence of the Company electing not to renew the agreement) or resigns for Good Reason, subject to the execution of a general release, he will be eligible to receive: (i) two times the sum of his base salary (at the highest rate paid during the 12-month period preceding the date of termination) and his target annual incentive for the year in which the termination occurs, payable in substantially equal monthly installments over the 24-month period following his date of termination; (ii) any unpaid but accrued base salary, accrued but unused paid time off, reimbursement of incurred and unreimbursed expenses and unpaid but earned annual incentive; (iii) a pro rata payment of the annual incentive that he otherwise would have received for the year of termination; (iv) retirement treatment with respect to any vesting or service condition under any outstanding equity-based awards; (v) reimbursement of COBRA benefits for up to 18 months (to cease if Mr. Heckman becomes eligible for group health benefits under a plan of a new employer); and (vi) any other benefits due to other senior executives upon termination.

Additionally, if Mr. Heckman is terminated without Cause or resigns for Good Reason on or before the second anniversary of a change of control of the Company (or if he is terminated without Cause during the 12-month period prior to a change in control and there is a reasonable basis to conclude that it was at the direction of an acquirer), he will be entitled to the severance compensation and benefits described above; provided, that any vesting or service condition under any outstanding equity-based awards shall be deemed fully-satisfied (with any performance-based requirements to be deemed satisfied at target) and any stock options shall remain exercisable for the remainder of their term.

If Mr. Heckman is terminated for Cause or resigns without Good Reason, he is eligible to receive only any unpaid but accrued base salary, accrued but unused paid time off, and reimbursement of incurred and unreimbursed expenses. Mr. Heckman has also agreed to non-competition and non-solicitation covenants that will apply for at least 24 months following his termination of employment and customary confidentiality restrictions. In the event that Mr. Heckman breaches any of the covenants, the Company may cease any further severance payments.

The description of Mr. Heckman's compensation arrangements contained herein is qualified in its entirety by reference to the full text of the employment agreement between him and the Company, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein. A copy of the press release announcing Mr. Heckman’s appointment is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated April 25, 2019, between Bunge Limited and Gregory A. Heckman.
99.1	Press Release issued by Bunge Limited on April 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNGE LIMITED

Dated: April 26, 2019	By:	/s/ Carla L. Heiss
Name: Carla L. Heiss
Title: Deputy General Counsel and Secretary